Exhibit 4.3
[FORM OF FACE OF NOTE]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

[1]	This legend is to be included only if the Note is a Global Note.

Onyx Pharmaceuticals, Inc.
4.00% Convertible Senior Notes due 2016

No. 1	U.S. $230,000,000
CUSIP: 683399AB5
ISIN: US683399AB58
     Onyx Pharmaceuticals, Inc., a company duly incorporated and validly existing under the laws of the State of Delaware (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] United States Dollars ($[•]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on August 15, 2016.
     The issue date of this Note is August 12, 2009.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Note under certain circumstances, provisions giving the Holder the right to convert this Note into Common Stock of the Company and to the ability and obligation of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.
[Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ONYX PHARMACEUTICALS, INC.
By:
Name:
Title:
Date:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-mentioned Indenture.
By:
Name:
Authorized Signatory
Date:

[FORM OF REVERSE SIDE OF NOTE]
Onyx Pharmaceuticals, Inc.
4.00% Convertible Senior Notes due 2016
     This Note is one of a duly authorized issue of 4.00% Convertible Senior Notes due 2016 (the “Notes”) of the Company issued under an Indenture, dated as of August 12, 2009 (as amended, modified and supplemented by the First Supplemental Indenture dated August 12, 2009, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
     1. Interest.
     This Note shall bear interest at a rate of 4.00% per annum on the principal amount. Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 12, 2009. Interest will be payable semi-annually, in arrears, on each February 15 and August 15, beginning on February 15, 2010, to holders of record at the Close of Business on the immediately preceding February 1 and August 1, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no interest (including Additional Interest, if any) will accrue for the intervening period.
     Interest (including Additional Interest, if any) will cease to accrue on the Notes upon the Maturity Date, their redemption by the Company or their conversion or repurchase by the Company at the option of the Holder.
     2. Method of Payment.
     Payment of the principal of the Notes shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest including Additional Interest, if any, on Certificated Notes shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register; provided, however, that Holders with Notes in an aggregate principal amount in excess of $5.0 million shall be paid, at their written election, by wire transfer of immediately available funds.

Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     3. Paying Agent, Registrar and Conversion Agent.
     Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent.
     4. Indenture.
     The Notes are general unsecured senior obligations of the Company. The Indenture does not limit the ability of the Company to incur other debt, secured or unsecured.
     5. Redemption at the Option of the Company.
     The Notes are redeemable in whole, or from time to time in part, at any time on or after August 20, 2013 at the option of the Company if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice exceeds 130% of the applicable Conversion Price in effect on each such Trading Day. The Redemption Price shall be equal to (i) a cash amount equal to the sum of (x) 100% of the principal amount of Notes being redeemed, plus (y) accrued and unpaid interest (including Additional Interest, if any), if any to, but excluding, the Redemption Date, plus (ii) the Make-Whole Premium payment in cash, shares of Common Stock or a combination thereof, at our option. No sinking fund is provided for the Notes.
     6. Purchase by the Company at the Option of the Holder Upon a Fundamental Change.
     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of any Holder, all or any portion of the Notes held by such Holder upon a Fundamental Change in principal amounts of $1,000 or multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture.
     Holders have the right to withdraw (in whole or in part) any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be purchased with respect to a Fundamental Change Repurchase Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, then, immediately after such Fundamental Change Repurchase Date, such Notes shall cease to be outstanding and interest (including Additional Interest, if any) on such Notes shall cease to accrue, whether or not such Notes are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no other rights as such (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Notes by their Holders to the Paying Agent).
     7. Conversion.
     Subject to the provisions of the Indenture (including without limitation the conditions of conversion of Notes set forth in Article 5 thereof), the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into cash, shares of Common Stock or a combination thereof, at the Conversion Rate specified in the Indenture. The initial Conversion Rate is 25.2207 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in certain events described in the Indenture.
     Upon conversion, Holders will receive, at the Company’s election, cash, shares of Common Stock or a combination thereof, as set forth in the Indenture. However, at any time prior to the 30th Scheduled Trading Day preceding August 15, 2016, the Company may irrevocably make a Net Share Settlement Election, which entitles the Company to pay an amount in cash equal to the Fixed Cash Amount in respect to the Notes tendered for conversion, together with shares of Common Stock to the extent that the Company’s payment obligations in respect of the Notes exceed such Fixed Cash Amount.
     No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture;
     8. Denominations; Transfer; Exchange.
     The Notes are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

     9. Unclaimed Money or Securities.
     The Trustee and the Paying Agent shall return to the Company upon request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.
     10. Amendment, Supplement and Waiver.
     Subject to certain exceptions, the Notes or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and subject to certain exceptions, an existing Default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect, manifest error, omission or inconsistency or make any change that does not adversely affect the rights under the Indenture of any Holder of outstanding Notes.
     11. Defaults and Remedies.
     If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Notes then outstanding plus accrued and unpaid interest (including Additional Interest, if any), may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Notes plus accrued and unpaid interest (including Additional Interest, if any) shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.
     12. Authentication.
     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on this Note.
     13. Abbreviations.
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     14. Indenture to Control; Governing Law.
     To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     This Note shall be governed by and construed in accordance with the laws of the state of New York (without giving effect to the conflict of laws principles thereof).

SCHEDULE OF EXCHANGES OF NOTES2
     The following exchanges, purchases or conversions of a part of this Global Note have been made:

	Signature of			Principal Amount of
	Authorized			this Global Note
	Signatory of	Decrease in	Increase in	Following Such
Date of Decrease or	Trustee or	Principal Amount of	Principal Amount of	Decrease or
Increase	Custodian	this Global Note	this Global Note	Increase

[2]	This schedule is to be included only if the Note is a Global Note.

ASSIGNMENT FORM
     If you want to assign this Note, fill in the form below and have your signature guaranteed:
     I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
     and irrevocably appoint                                                              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CONVERSION NOTICE
     If you want to exercise the option to convert this Note in accordance with the terms of the Indenture referred to in this Note, check the box: ☐
     To convert only part of this Note, state the Principal Amount to be converted (which must be $1,000 or a multiple of $1,000, provided that the portion not so converted is in a minimum Principal Amount of $1,000):
     $
     If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

     Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
Wells Fargo Bank, National Association
MAC N9311-110
625 Marquette Avenue
Minneapolis, MN 55479
Attention: Corporate Trust Services
Re:	Onyx Pharmaceuticals, Inc. (the “Company”) 4.00% Convertible Senior Notes due 2016
     This is a Fundamental Change Repurchase Notice as defined in Section 4.01(a) of the Indenture, dated as of August 12, 2009 (as amended, modified and supplemented by the First Supplemental Indenture dated August 12, 2009, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
Certificate No(s). of Notes:
     I intend to deliver the following aggregate principal amount of Notes for purchase by the Company pursuant to Article 4 of the Indenture (multiples of $1,000 with a minimum of $1,000):
$
     I hereby agree that the Notes will be purchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture.
Signed: